SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2005

NUMEREX CORP.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania  0-22920  11-2948749
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(State or other jurisdiction  (Commission File Number)  (I.R.S. Employer
of incorporation)        Identification No.)

1600 Parkwood Circle
Suite 200
Atlanta, Georgia
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(Address of principal executive offices)

30339
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(Zip code)

(770) 693-5950
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(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))Section 2. - Financial Information

Item 2.02    Results of Operations and Financial Condition.

    On August 2, 2005, Numerex Corp. (the “Company”) issued a press release announcing its financial results for the second quarter ending June 30, 2005. The press release is included as Exhibit 99.1 hereto and incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities.

On August 1, 2005, the Company converted into equity the remaining balance, $ 953,040, outstanding under a convertible note entered into between the Company and Laurus Master Fund, Ltd, dated January 13, 2004 (the “Note”). The transaction resulted in the issuance of 209,000  shares of the Company’s Class A Common Stock (the “Shares”) at a conversion price of $4.56, as set forth in the Note.

The Shares are registered for resale under the Securities Act of 1933, as amended (the “Securities Act”).
Laurus is an “accredited investor” as defined in Rule 501(d) of Regulation D under the Securities Act. The Company issued the Shares to Laurus in reliance on the exemption from registration provided by Section 4(2) under the Securities Act.

The Company’s announcement of the conversion is included as part of Exhibit 99.1 hereto and incorporated herein by reference.

Section 9. - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

    (c)       Exhibits

99.1      Press Release of Numerex Corp. dated August 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 NUMEREX CORP.

/s/ Alan Catherall
Alan Catherall
Chief Financial Officer

Date: August 2, 2005